Exhibit 31.2
CERTIFICATION
I, Deborah Knobelman, Ph.D., certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Kronos Bio, Inc.; and
2.Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 25, 2025	By:	/s/ Deborah Knobelman
Deborah Knobelman, Ph.D.
President, Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (Principal Executive, Financial and Accounting Officer)